Amendment to the Declaration of Trust

On February 27, 2014 under Conformed Submission 485BPOS, accession number, 0000930413-14-000950, the Registrant filed a copy of the Form of Amendment dated December 3, 2013 to the Declaration of Trust for the creation of the Emerging Markets Debt Fund as a new series of the Trust. This Amendment is incorporated herein by reference as an exhibit to Sub-Item 77Q1(a) of Form N-SAR.